SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Municipal Trust II
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Fidelity Municipal Trust II

Fidelity® Michigan Municipal Money Market Fund

Fidelity Ohio Municipal Money Market Fund

Spartan® Pennsylvania Municipal Money Market Fund

Telephone Voting Script

Introduction

Hello, Mr./Ms. (Shareholder). My name is _______________________________.

Have you received the proxy materials? The package was mailed to you in late January. (Describe the mailings to the shareholder if he/she does not recall it ==> 6"x9" WHITE envelope P.O. Box 9131 Hingham, MA 02043-0131 return address.)

If NO: Confirm shareholder's address for the purpose of sending proxy materials.

Q: Could I please confirm your address for the purpose of sending proxy materials to you?

(If address is incorrect, please write down correct address at end of script under "Comments" and forward to Fidelity.)

Tell the shareholder that a new package will be mailed to him/her. Ask the shareholder to review the material upon receipt and vote his/her shares by signing, dating and mailing the proxy card in the return envelope provided, before the shareholder meeting.

Then, inform the shareholder that if he/she wishes to vote by touch tone phone, toll-free, he/she may do so using the information located on the proxy card. Thank the shareholder for his/ her time. (End phone call.)

I will have a new proxy package mailed to you. Please review the material when you receive it and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled for April 18th. If you would like to vote by touch tone phone, toll-free, follow the instructions on your proxy card. Or, you may fax your signed proxy card to 1-888 451-VOTE (8683). Thank you for your time this evening. (End call.)

If YES: Q: Have you reviewed the material?

If NO: Please review the material at your earliest convenience and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled on April 18th. If you would like to vote by touch tone phone, toll-free, follow the instructions on your proxy card. If you would like to vote by fax, you may fax your signed proxy card to 1-888-451-8683.

If YES: Do you have any questions?

If YES: Only answer questions using the proxy material. (See attached list of approved Q&A). (DO NOT GUESS). If the shareholder has questions that are account-specific and outside the scope of the proxy statement, ask if they would like to be transferred to a Fidelity representative.

If YES: Conference in Fidelity at 1-800-544-3198, introduce the customer, and transfer the call. (End call.)

I'd be glad to transfer you to a Fidelity representative right now to help answer your questions. Please hold while I call Fidelity. (Once Fidelity rep answers and customer is still on hold ==> This is ______from DF King. We are assisting Fidelity in calling (DF KING REP CHOOSE ONE) Fidelity® Michigan Municipal Money Market Fund, Fidelity Ohio Municipal Money Market Fund, Spartan® Pennsylvania Municipal Money Market Fund shareholders to encourage them to vote the proxy that was recently mailed to them. I have a shareholder on hold and they have further questions I am unable to answer. Could you please speak to him/her? (Then conference call in customer and introduce customer to Fidelity rep ==> Hello, Mr./Ms. ______, I have ________ from Fidelity on the line and he/she'll be happy to help answer your questions. Thank you. (Transfer customer and end call.)

If NO: Politely refer them to Fidelity at 1-800-544-3198. Thank the shareholder for his/ her time. (End phone call.)

If shareholder sounds hostile:

Thank the shareholder for his/ her time. (End phone call.)

Okay, I will give you Fidelity's phone number in case you'd like to call them at another time. The phone number is 1-800-544-3198. Thank you for your time this evening. (End call.)

If not hostile: After answering all questions, offer the shareholder the opportunity to vote by telephone. Let the shareholder know that you will be recording the next part of the call, to ensure accuracy in his/her vote. Confirm the shareholder's identity by having him/her repeat his/her full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposal.

If the shareholder asks how the Board of Trustees voted, inform him/her that the Board of Trustees recommend a vote in favor of the proposals.

Inform the shareholder that a confirmation letter will be sent to him/her, with a phone number to call if an error was made in recording his/her vote, or if he/she wishes to change his/her vote for any reason. Thank the shareholder for his/her time, and end the phone call.

To facilitate your voting of the proxy, you can vote by telephone. If you would like to vote by telephone, the next part of our call will be recorded. This is to ensure accuracy of your vote. Also, we will be sending you a confirmation letter for your records with a phone number to call in case any error was made in recording your vote, or if you wish to change your vote for any reason.

Would you like to vote by telephone?

If NO: Politely refer him/her to Fidelity at 1-800-544-3198. (End call)

START HERE FOR INBOUND or RETURN CALLS:

If YES: Confirm the shareholder's identity by having him/her repeat their full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposals.

Could I please have the last four digits of your social security number? (If it doesn't match, ask for the last four digits of the social security number on the account.)

(If customer does not feel comfortable giving any part of his/her social security number, empathize and say that we require identification through this method to take a vote over the phone. If the customer is still uncomfortable, explain that while you cannot take the vote over the phone, you can mail him/her proxy materials and they can vote by mail or touch tone phone, toll-free.)

I understand that you may feel uncomfortable giving part of your social security number over the phone. It is part of our required procedures, however, to ensure proper identification before we take any votes over the phone. Is this OK with you? (If customer agrees, proceed with vote. If customer doesn't agree, offer to send proxy materials.)

Agrees to Give Last Four Digits of SSN:

Now I will read you the proposals and ask you whether you vote "For", "Against", or "Abstain".

Fidelity® Michigan Municipal Money Market Fund

Fidelity Ohio Municipal Money Market Fund

Spartan® Pennsylvania Municipal Money Market Fund

The proposals are:

1. To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.

2. To authorize the Trustees to adopt an amended and restated Trust Instrument.

3. To elect a Board of Trustees.

4. To approve an amended management contract for Fidelity Michigan Municipal Money Market Fund and Fidelity Ohio Municipal Money Market Fund.

5. To approve an amended management contract for Spartan Pennsylvania Municipal Money Market Fund.

6. To eliminate Fidelity Michigan Municipal Money Market Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy.

7. To eliminate Fidelity Ohio Municipal Money Market Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy.

8. To eliminate Spartan Pennsylvania Municipal Money Market Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy.

9. To amend Fidelity Michigan Municipal Money Market Fund's and Fidelity Ohio Municipal Money Market Fund's fundamental investment limitation concerning underwriting.

10. To amend Spartan Pennsylvania Municipal Money Market Fund's fundamental investment limitation concerning underwriting.

11. To amend each fund's fundamental investment limitation concerning lending.

Do you vote "For", "Against" or "Abstain?"

Thank you. As I mentioned, I'll be sure to send a confirmation of your vote to you by mail. Thanks for your time this evening. (End call.)

Does Not Agree to Give Last Four Digits of SSN: Unfortunately, I will not be able to take your vote over the phone. What I can do is have a new proxy package mailed to you. Please review the material when you receive it and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled for April 18th. If you would like to vote by touch tone phone, toll-free, follow the instructions on your proxy card. If you would like to vote by fax, you may fax your signed proxy card to 1-888-451-VOTE (8683). Thank you for your time this evening. (End call.)

Fidelity® Michigan Municipal Money Market Fund

Fidelity Ohio Municipal Money Market Fund

Spartan® Pennsylvania Municipal Money Market Fund

Log Sheet

Date__________________

DF King Rep_________________

Address Correction

Social Security No. (record from database; do not ask shareholder)________________

Shareholder Name_______________________________________________________

Street Address _________________________________________________________

City_________________________ State_____________ Zip Code_________________

Materials to Be Sent

Proxy Card Only ________

Full Proxy Kit __________

Comments

Notable Shareholder Response____________________________________________

_____________________________________________________________________

_____________________________________________________________________

Other Comments________________________________________________________

______________________________________________________________________

______________________________________________________________________

Was Shareholder Transferred to Fidelity Representative? Yes_______ No________

Fidelity® Michigan Municipal Money Market Fund

Fidelity Ohio Municipal Money Market Fund

Spartan® Pennsylvania Municipal Money Market Fund

Script for Leaving a Message on an Answering Machine

Hello, Mr./Ms. (Shareholder). My name is ___________. I am calling on behalf of Fidelity Investments following up on a recent proxy mailing they sent you regarding the (DF KING REP CHOOSE ONE) Fidelity® Michigan Municipal Money Market Fund, Fidelity Ohio Municipal Money Market Fund, Spartan® Pennsylvania Municipal Money Market Fund. I'm assisting Fidelity in connection with the proxy vote to approve several important proposals that affect the fund and your investment in it.

At your earliest convenience, please sign, date and mail the proxy card in the return envelope provided. For touch tone telephone voting, please see your proxy card. For independent, representative assisted voting, please call 1-800-848-3155.

If you have any questions about the proposals or did not receive any proxy materials, please call Fidelity at 1-800 544-3198.

Q&A

Important information to help you understand and vote on the proposals

Please read the full text of the enclosed proxy statement. Below is a brief overview of the proposals to be voted upon. Your vote is important. We appreciate you placing your trust in Fidelity and look forward to helping you achieve your financial goals.

What proposals am I being asked to vote on?

You may be asked to vote on the following proposals:

1. To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.

2. To authorize the Trustees to adopt an amended and restated Trust Instrument.

3. To elect a Board of Trustees.

4. To approve an amended management contract for Fidelity Michigan Municipal Money Market Fund and Fidelity Ohio Municipal Money Market Fund.

5. To approve an amended management contract for Spartan Pennsylvania Municipal Money Market Fund.

6. To eliminate Fidelity Michigan Municipal Money Market Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy.

7. To eliminate Fidelity Ohio Municipal Money Market Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy.

8. To eliminate Spartan Pennsylvania Municipal Money Market Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy.

9. To amend Fidelity Michigan Municipal Money Market Fund's and Fidelity Ohio Municipal Money Market Fund's fundamental investment limitation concerning underwriting.

10. To amend Spartan Pennsylvania Municipal Money Market Fund's fundamental investment limitation concerning underwriting.

11. To amend each fund's fundamental investment limitation concerning lending.

What is Article VII, Section 7.04 of the Trust Instrument? (Proposal 1)

Section 7.04 of Article VII allows shareholders to bring derivative action on behalf of the Trust only after making a pre-suit demand upon the Trustees to bring the subject action. A pre-suit demand on the Trustees is excused only if the majority of the Trustees have a personal financial interest in the action.

Continuing the effectiveness of the amendment will not alter in any way the Trustees' existing fiduciary obligations to act with due care and in shareholders' interests. Please review the proxy statement for further details.

Why are the funds proposing to adopt an amended and restated Trust Instrument? (Proposal 2)

The proposal asks shareholders to approve an increase in the number of trustees from 12 to 14. This increase, if approved, will allow the Board to better organize itself and its committees in overseeing management of Fidelity Funds. Additionally, the proposal asks shareholders to adopt a more modern form of the Trust Instruments (i.e., the fund's charter). The new Trust Instrument is a standard form that will be used for all new Fidelity Funds organized as Delaware business trusts going forward. It gives the Trustees more flexibility, and, subject to the applicable requirements of the Investment Company Act of 1940 (1940 Act) and state law, broader authority to act. This increased flexibility may allow the Trustees to react more quickly to changes in competitive and regulatory conditions and, as a consequence, may allow the funds to operate in a more efficient and economical manner.

Adoption of the new Trust Instrument will not alter the Trustees' existing fiduciary obligations to act in the best interests of the funds' shareholders. Before utilizing any new flexibility that the new Trust Instrument may afford, the Trustees must first consider the shareholders' interests and act in accordance with such interests. Please review the proxy statement for specific details.

What role does the Board play? (Proposal 3)

The Trustees oversee the investment policies of each fund. Members of the Board are fiduciaries and have an obligation to serve the best interests of shareholders, including approving policy changes such as those proposed in the proxy statement. In addition, the Trustees review fund performance, oversee fund activities, and review contractual arrangements with companies that provide services to the funds.

Why are Fidelity Michigan Municipal Money Market Fund and Fidelity Ohio Municipal Money Market Fund proposing an amended management contract? (Proposal 4)

The amended management contract provides for lower management fees to be paid to Fidelity Management & Research Company (FMR) when FMR's assets under management exceed certain levels. The funds' amended management contract also allows FMR and the trust, on behalf of the fund, to modify the funds' management contract subject to the requirements of the Investment Company Act of 1940 (1940 Act). The amended management contract will result in a management fee that is the same as or lower than the fee payable under the funds' present contract. Please refer to the proxy statement for specific details of the amended management contract proposal.

Why is Spartan Pennsylvania Municipal Money Market Fund proposing an amended management contract? (Proposal 5)

The amended management contract modifies the list of expenses borne directly by the fund under its present management contract to include annual premiums, if any, for insurance coverage provided by a mutual insurance company. The fund's amended management contract also allows FMR and the trust, on behalf of the fund, to modify the fund's management contract subject to the requirements of the 1940 Act. Please refer to the proxy statement for specific details of the fund's amended management contract proposal.

Why was the mutual insurance company formed, and what type of losses will it cover for the fund? (Proposal 5)

The fund attempts to maintain a stable net asset value of $1.00 per share. The possibility exists, however, that certain events such as the default of a security in the fund's portfolio could cause the fund to sustain a loss that results in the net asset value of the fund falling below $1.00 per share. A fund may obtain insurance to minimize, but not eliminate, the risk of such a loss. Because insurance provided directly by a third-party insurer can be expensive, FMR has established its own captive mutual insurance company to offer insurance to Fidelity money market funds effective January 1, 1999.

The mutual insurance company currently provides participating Fidelity money market funds with limited coverage (initially up to $100 million annually) against credit defaults and similar losses on securities in their investment portfolios. Certain other losses, such as those due to interest rate fluctuations, are not covered, and despite insurance coverage, the fund's net asset value could fall below $1.00 per share. Please refer to the proxy statement for specific details of the fund's insurance coverage.

Has the fund already begun paying the annual premium for the insurance coverage? (Proposal 5)

FMR currently bears the cost of the annual premiums for the fund. If shareholders approve the amended management contract, FMR will continue to bear such costs until December 31, 2003 for the fund. Any Fidelity money market fund that participates in the insurance coverage will be required to pay the annual premiums beginning on January 1, 2004.

Why are Fidelity Michigan Municipal Money Market Fund, Fidelity Ohio Municipal Money Market Fund, and Spartan Pennsylvania Municipal Money Market Fund proposing to eliminate their fundamental 80% investment policy and adopt a comparable non-fundamental policy? (Proposals 6, 7, and 8)

If the proposals are approved, the fundamental 80% "income test" will be replaced with a non-fundamental "asset test." An asset-based test, the standard for other Fidelity municipal money market funds, can be monitored more efficiently than an income-based test, which may facilitate the funds' compliance efforts. By making each fund's fundamental (cannot be changed without shareholder approval) 80% investment policy non-fundamental, future changes to the policy would only require approval by the Board of Trustees, not shareholders.

On January 17, 2001, the Securities and Exchange Commission (SEC) adopted a new rule regarding fund names. The funds must comply with the name test rule by July 31, 2002. It is unclear whether, following the compliance date of the rule, the funds' 80% investment policy may be changed only with shareholder approval, or whether the Board of Trustees may change the 80% investment policy after giving 60 days' notice to shareholders. By making each fund's 80% fundamental policy non-fundamental, the Trustees may have the flexibility to modify each fund's policy to conform to the new rule without the delay and expense of a shareholder meeting. The Trustees anticipate that the approval of the proposals will have no material effect on the funds or their investment operations.

Why are Fidelity Michigan Municipal Money Market Fund and Fidelity Ohio Municipal Money Market Fund amending their fundamental investment limitation concerning underwriting? (Proposal 9)

The primary purpose of the proposal is to clarify that each fund is not prohibited from investing in other investment companies. The proposal also serves to conform each fund's fundamental investment limitation concerning underwriting to a limitation which is expected to become standard for all funds managed by FMR or its affiliates. Adoption of the proposed limitation is not expected to affect the way in which each fund is managed, the investment performance of each fund, or the securities or instruments in which each fund invests.

Why is Spartan Pennsylvania Municipal Money Market Fund amending its fundamental investment limitation concerning underwriting? (Proposal 10)

The primary purpose of the proposal is to clarify that the fund is not prohibited from investing in other investment companies. The limitation would also broaden the exception to the prohibition on underwriting by eliminating the specific reference to municipal bonds, and eliminating any suggestion that the exemption does not apply to notes or other instruments. The proposal also serves to conform each fund's fundamental investment limitation concerning underwriting to a limitation which is expected to become standard for all funds managed by FMR or its affiliates. Adoption of the proposed limitation is not expected to affect the way in which the fund is managed, the investment performance of the fund, or the securities or instruments in which the fund invests.

Why are the funds amending their fundamental investment limitation concerning lending? (Proposal 11)

The primary purpose of this proposal is to revise each fund's fundamental lending limitation to conform to a limitation expected to become standard for all funds managed by FMR or its affiliates. Adoption of the proposed limitation on lending is not expected to affect the way in which each fund is managed, the investment performance of each fund, or the instruments in which each fund invests. However, the proposed limitation would clarify that acquisitions of loans, loan participations or other debt instruments are not considered lending.

Has the fund's Board of Trustees approved each proposal?

Yes. The Board of Trustees has unanimously approved all of the proposals and recommends that you vote to approve them.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each dollar of net asset value you own of a fund on the record date. The record date is February 20, 2001.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card(s) and mailing it in the enclosed postage paid envelope. You may also vote by touch-tone telephone by calling the toll-free number printed on your proxy card(s) and following the recorded instructions. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Fidelity at 1-800-544-3198.

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."